EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Securus Technologies, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG llp

Dallas, Texas
June 21, 2005